CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-31060) of El Paso Corporation of our report dated March 22, 2002 relating to the financial statements and schedules of Coastal Aruba Refining
Company N.V.   Thrift Plan, which  appears  in  this Form 11-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
March 27, 2002